                                                        Registration No. 33 -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
             (Exact name of registrant as specified in its charter)

                  Bermuda                       Not Applicable
          (State or other jurisdiction of      (I.R.S. Employer
          incorporation or organization)       Identification No.)


                                Dallas Building
                               7 Victoria Street
                             Hamilton HM11, Bermuda
                                 (809)292-7731
                    (Address of Principal Executive Offices
                              including Zip Code)


   Terra Nova (Bermuda) Holdings Ltd. Approved Executive Share Option Scheme
          Octavian Syndicate Management Limited 1996 Stock Option Plan
                           (Full title of the Plans)


                             CT Corporation System
                                 1633 Broadway
                            New York, New York 10019
                                 (212)664-1666
           (Name, address and telephone number of agent for service)

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

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                    Proposed       Proposed
                                    maximum        maximum
    Title of                        offering      aggregate        Amount of
 securities to     Amount to be    price per      offering       registration
 be registered      registered        unit          price             fee
 -------------      ----------     -----------  --------------   -------------
 Class A
   Ordinary        2,000,000 (1)       (2)       $32,250,000(2)   $11,120.69
   Shares, par
   value $5.80
   per share

Class A
   Ordinary          500,000 (3)       (2)        $8,062,500(2)   $ 2,780.17
   Shares, par
   value $5.80
   per share

================================================================================

(1) Consists of shares of Class A Ordinary Shares ("Common Stock") to be issued pursuant to the Terra Nova (Bermuda) Holdings Ltd. Approved Executive Share Option Scheme (the "Option Plan"). Such indeterminable number of additional shares as may be issuable pursuant to the operation of the recapitalization provisions of the Option Plan are hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $16.125 per share, the average of the high and low sale prices of the Registrant's Common Stock on the New York Stock Exchange on June 6, 1996.

(3) Consists of shares of Common Stock to be issued pursuant to the Octavian Syndicate Management Limited 1996 Stock Option Plan (the "Octavian Plan"). Such indeterminable number of additional shares as may be issuable pursuant to the operation of the recapitalization provisions of the Octavian Plan are hereby also registered.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Incorporated by reference in this Registration Statement are the following documents heretofore filed by Terra Nova (Bermuda) Holdings Ltd. (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) The description of the Company's Class A Ordinary Shares, par value $5.80 per share (the "Common Stock"), contained in the registration statement filed under the Exchange Act, and any amendment or report filed to update such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of the post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the dates of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

Article 28 of the Company's By-Laws provides:

     "(a) The Directors, Secretary and other Officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any of said persons.

     (b) Every Director and Officer of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director or Officer of the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts is granted to him by the court. Such funds shall be advanced to such Director or Officer on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offense for which he cannot by law be indemnified he shall reimburse the Company the funds advanced."

     Section 98 of the Companies Act of 1981 of Bermuda provides:

     (1) Subject to subsection (2), a company may in its by-laws or in contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

     (2) Any provision, whether contained in the by-laws of a company or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any wilful negligence, wilful default, fraud or dishonesty of which he may be guilty in relation to the company shall be void. Provided that -

         (a) nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and

         (b) notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid indemnify any such officer or auditor against any liability incurred by him in defending any proceedings, whether civil or criminal in which judgment is given in his favor or in which he is acquitted or when relief is granted to him by the Court under section 281.

     Section 98A of the Companies Act 1981 of Bermuda provides that a company may purchase and maintain insurance for the benefit of any officer of the company against any liability incurred by him in his capacity as an officer of the company with respect to a violation of his duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances or indemnifying such an officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty in relation to the company or any subsidiary thereof and nothing in this Act shall make void or voidable any such policy.

Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on pages 10-11.

Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Subsequent Exchange Act Documents.  The undersigned Registrant
              ---------------------------------
hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Indemnification.  Insofar as indemnification for liabilities
              ---------------
arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on the 10th day of June, 1996.


                                        Terra Nova (Bermuda) Holdings Ltd.



                                        By:   /s/ William O. Bailey
                                            ------------------------------------
                                                    William O. Bailey
                                            Chairman and Chief Executive Officer


         The registrant and each person whose signature appears below constitutes and appoints William O. Bailey, John Riddick, John J. Dwyer, Jean M. Waggett, Anthony F. Aldridge and Peter W. Norledge, and any agent for service named in this registration statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission ("SEC") and (ii) any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Securities Act of 1933, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of June, 1996.



/s/ William O. Bailey      Chairman and Chief Executive Officer
- ----------------------     (principal executive officer,
William O. Bailey          financial officer and accounting
                           officer)

/s/ John Riddick           Deputy Chairman and Director
- ----------------
John Riddick

/s/ John J. Dwyer          Deputy Chairman and Director
- -----------------
John J. Dwyer

/s/ David L. Jaffe         Director
- ------------------
David L. Jaffe

/s/ Meryl D. Hartzband     Director
- ----------------------
Meryl D. Hartzband

/s/ Philip F. Petronis     Director
- ----------------------
Philip F. Petronis

/s/ Allan W. Fulkerson     Director
- ----------------------
Allan W. Fulkerson

/s/ Hugh P. Lowenstein     Director
- ----------------------
Hugh P. Lowenstein

/s/ Robert S. Fleischer    Director
- -----------------------
Robert S. Fleischer

/s/ John J. Byrne          Director
- -----------------
John J. Byrne

/s/ Steven Gilbert         Director
- ------------------
Steven Gilbert

/s/ Nigel H.J. Rogers      Director
- ---------------------
Nigel H. J. Rogers

                           AUTHORIZED REPRESENTATIVE



       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed below by the undersigned as the duly authorized representative of the Registrant in the United States.



                                By:     /s/ Jean M. Waggett
                                     -------------------------
                                            Jean M. Waggett



New York, New York
May 10, 1996

              Index to Exhibits
              -----------------



 Exhibit
   No.            Description of Exhibit
- ---------- ----------------------------------------
4.1        Form of Share Certificate
           (incorporated by reference to
           Exhibit 4.1 of Amendment No. 2 to the
           Company's Registration Statement on
           Form S-1, Registration No. 333-1726)

4.2        Indenture, dated June 15, 1995, among
           UK Holdings, the Company and The Chase
           Manhattan Bank, N.A., as trustee
           (incorporated by reference to
           Exhibit 4.2 of the Company's
           Registration Statement on Form S-1,
           Registration No. 333-1726)

4.3        First Supplemental Indenture, dated
           October 12, 1995, among UK Holdings,
           the Company and The Chase Manhattan
           Bank, N.A., as trustee (incorporated
           by reference to Exhibit 4.3 of the
           Company's Registration Statement on
           Form S-1, Registration No. 333-1726)

4.4        Deposit and Custody Agreement, dated
           June 15, 1995, among UK Holdings, the
           Company, Chase Manhattan Bank
           Luxembourg, S.A., as Custodian, and
           The Chase Manhattan Bank, N.A., as
           Depositary (incorporated by reference
           to Exhibit 4.4 of the Company's
           Registration Statement on Form S-1,
           Registration No. 333-1726)

5.1        Opinion of Conyers, Dill & Pearman
           regarding the legality of the
           securities being registered.

23.1       Consent of Coopers & Lybrand.

23.2       Consent of Conyers, Dill & Pearman,
           included in the Opinion of Conyers,
           Dill & Pearman filed as Exhibit 5.

 Exhibit
   No.              Description of Exhibit
- ---------  -----------------------------------------
24.1 Powers of Attorney (filed herewith - see pages 7-8 of the Registration Statement).

99.1       Terra Nova (Bermuda) Holdings Ltd.
           Approved Executive Share Option Scheme
           (incorporated by reference to Exhibit
           10.22 of Amendment No. 2 to the
           Company's Registration Statement on
           Form S-1, Registration No. 333-1726).

99.2       Octavian Syndicate Management Limited
           1996 Stock Option Plan, as
           supplemented (incorporated by
           reference to Exhibit 10.23 of
           Amendment No. 2 to the Company's
           Registration Statement on Form S-1,
           Registration No. 333-1726).